As filed with the Securities and Exchange Commission on October 20, 2017

Registration No. 333-____________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

VOLITIONRX LIMITED

(Exact name of registrant as specified in its charter)

Delaware	91-1949078
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1 Scotts Road

#24-05 Shaw Centre

Singapore 228208

(Address of Principal Executive Offices; Zip Code)

VolitionRx 2015 Stock Incentive Plan, as amended

(Full title of the plan)

Agents and Corporations, Inc.

1201 Orange Street, Suite 600

Wilmington, Delaware 19801

(Name and address of agent for service)

+1 (302) 575-0877

(Telephone number, including area code, of agent for service)

Copies to:

Marc G. Alcser

Stradling Yocca Carlson & Rauth

660 Newport Center Drive, Suite 1600

Newport Beach, California 92660

(949) 725-4000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	[ ]	Accelerated filer	[ ]
Non-accelerated filer	[ ] (Do not check if a smaller reporting company)	Smaller reporting company	[X]
		Emerging growth company	[ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. [   ]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)(2)	Proposed Maximum Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee(3)
Common Stock, par value $0.001 per share	750,000	$2.33	$1,747,500.00	$217.56

(1)Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the registrant’s common stock that become issuable under the registrant’s 2015 Stock Incentive Plan, as amended (the “Plan”), by reason of any stock dividend, stock split, recapitalization or any similar transaction effected without the receipt of consideration that results in an increase in the number of the registrant’s outstanding shares of common stock.

(2)Represents 750,000 additional shares of the registrant’s common stock reserved for issuance pursuant to the Plan.

(3)Estimated pursuant to Rule 457(c) and Rule 457(h) of the Securities Act, solely for purposes of calculating the registration fee, which is the average of the high and low sales price of the registrant’s common stock as reported on the NYSE American on October 17, 2017.

REGISTRATION OF ADDITIONAL SECURITIES PURSUANT TO GENERAL INSTRUCTION E.

Pursuant to General Instruction E to Form S-8, this Registration Statement on Form S-8 (this “Registration Statement”) is being filed for the purpose of registering an additional 750,000 shares of VolitionRx Limited (the “Registrant”) common stock, par value $0.001 per share (“Common Stock”), reserved for issuance under the Registrant’s 2015 Stock Incentive Plan, as amended (the “Plan”). The Registrant previously registered for issuance under the Plan: (i) 1,000,000 shares of its Common Stock pursuant to a registration statement on Form S-8 (File No. 333-208512), filed with the Securities and Exchange Commission (the “Commission”) on December 11, 2015, and (ii) an additional 750,000 shares of its Common Stock pursuant to a registration statement on Form S-8 (File No. 333-214118), filed with the Commission on October 14, 2016. The contents of the foregoing registration statements on Form S-8 are incorporated herein by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents, which have been filed by the Registrant with the Commission, are hereby incorporated by reference herein, and shall be deemed to be part of, this Registration Statement:

•Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 filed with the Commission on March 10, 2017.

•Registrant’s Definitive Proxy Statement on Schedule 14A, as filed with the Commission on July 24, 2017.

•Registrant’s Quarterly Report on Form 10-Q for the fiscal quarters ended March 31, 2017 and June 30, 2017 filed with the Commission on May 11, 2017 and August 10, 2017, respectively.

•Registrant’s Current Reports on Form 8-K filed with the Commission on April 12, 2017, July 19, 2017, September 12, 2017 and September 21, 2017, respectively.

•The description of the Registrant’s common stock is contained in the Registration Statement on Form 8-A, filed with the Commission on February 3, 2015 pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any amendments or reports filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the date of the filing of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities registered hereunder have been sold, or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

A list of exhibits filed with this Registration Statement is set forth in the Exhibit Index and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of London, United Kingdom, on October 20, 2017.

VOLITIONRX LIMITED

By:/s/ Cameron Reynolds

Cameron Reynolds

President and Chief Executive Officer

(Authorized Signatory and Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Cameron Reynolds and Rodney Rootsaert, and each of them, acting individually, his true and lawful attorneys-in-fact and agent with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done with in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or his or their substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Cameron Reynolds Cameron Reynolds	President, Chief Executive Officer and Director (Principal Executive Officer)	October 20, 2017

/s/ David Vanston David Vanston	Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	October 20, 2017

/s/ Rodney Gerard Rootsaert Rodney Gerard Rootsaert	Secretary	October 20, 2017

/s/ Dr. Martin Faulkes Dr. Martin Faulkes	Director	October 20, 2017

/s/ Guy Innes Guy Innes	Director	October 20, 2017

/s/ Dr. Alan Colman Dr. Alan Colman	Director	October 20, 2017

/s/ Dr. Habib Skaff Dr. Habib Skaff	Director	October 20, 2017

/s/ Dr. Edward Futcher Dr. Edward Futcher	Director	October 20, 2017

EXHIBIT INDEX

		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Filed Herewith
4.1	Second Amended and Restated Certificate of Incorporation.	8-K	001-36833	3.1	10/11/16

4.2	Amended and Restated Bylaws.	S-8	333-208512	4.2	12/11/15

5.1	Opinion of Stradling Yocca Carlson & Rauth, a Professional Corporation.					X

10.1	2015 Stock Incentive Plan, as amended.	8-K	001-36833	10.1	9/12/17

10.2	Form of Notice of Stock Option Grant and Stock Option Agreement under the 2015 Stock Incentive Plan.	S-8	333-214118	10.2	10/14/16

10.3	Form of Notice of Restricted Stock Award and Restricted Stock Agreement under the 2015 Stock Incentive Plan.	S-8	333-214118	10.3	10/14/16

10.4	Form of Notice of Stock Bonus Award and Stock Bonus Award Agreement under the 2015 Stock Incentive Plan.	S-8	333-214118	10.4	10/14/16

10.5	Form of Notice of Stock Appreciation Right Award and Stock Appreciation Right Award Agreement under the 2015 Stock Incentive Plan.	S-8	333-214118	10.5	10/14/16

10.6	Form of Notice of Restricted Stock Unit Award and Restricted Stock Unit Agreement under the 2015 Stock Incentive Plan.	S-8	333-214118	10.6	10/14/16

10.7	Form of Notice of Performance Shares Award and Performance Shares Agreement under the 2015 Stock Incentive Plan.	S-8	333-214118	10.7	10/14/16

23.1	Consent of Stradling Yocca Carlson & Rauth, a Professional Corporation (contained in Exhibit 5.1).					X

23.2	Consent of Independent Registered Public Accounting Firm.					X

24.1	Power of Attorney (contained on signature page).					X